SUPPLEMENT TO
                    THE TERMINATION AND ASSIGNMENT AGREEMENT

        This SUPPLEMENT TO THE TERMINATION AND ASSIGNMENT AGREEMENT is entered into on this 21st day of May, 1996, by and between SILLERMAN COMMUNICATIONS MANAGEMENT CORPORATION ("SCMC") AND SFX BROADCASTING, INC. ("SFX").

                                   WITNESSETH

        WHEREAS, the parties have entered into that certain Termination and Assignment Agreement dated as of the 15th day of April, 1996 (the "Agreement");

        WHEREAS, the parties wish to supplement the Agreement effective as of April 15, 1996, as more specifically described herein; and

        NOW, THEREFORE, the parties hereby agree as follows:

        1. Schedule B of the Agreement shall be supplemented to add the following:

                The warrant shall vest as follows:
                warrants to purchase 300,000 shares of Class A Common Stock shall vest immediately and warrants to purchase the remaining 300,000 shares of Class A Common Stock shall vest upon the receipt of the approval of the stockholders of SFX;

        2. All other terms and conditions of the Agreement shall remain unchanged.

        IN WITNESS WHEREOF, the parties have set their hands to this Supplement as of the year and day first above written.

                                        SILLERMAN COMMUNICATIONS
                                        MANAGEMENT CORPORATION


                                        By: /s/ Howard J. Tytel
                                            ---------------------------------
                                                Name: Howard J. Tytel
                                                Title: Executive Vice President

                                        SFX BROADCASTING, INC.



                                        By: /s/ Howard J. Tytel
                                            ---------------------------------
                                                Name: Howard J. Tytel
                                                Title: Executive Vice President







        Multi-Market Radio, Inc. ("MMR") hereby consents to the entering into of the Supplement to the Termination and Assignment Agreement attached hereto as Annex A.

        The parties hereto acknowledge and agree that, in lieu MMR and Multi-Market Radio Acquisition Corporation using all commercially reasonable efforts to obtain consents and assign its rights under the Asset Purchase Agreements (as such term is defined in the Amended and Restated Agreement and Plan of Merger dated as of April 15, 1996 among SFX Broadcasting, Inc., SFX Merger Company and MMR (as amended)), MMR shall not take any action with respect to the Asset Purchase Agreements without the prior written consent of SFX Broadcasting, Inc. ("SFX") and SFX will lend to MMR the financing necessary to complete the purchase of the radio stations pursuant to the Asset Purchase Agreements and MMR will transfer the purchased assets to SFX simultaneously with the purchase of such stations.


Dated: May   , 1996

Multi-Market Radio, Inc.                     SFX Broadcasting, Inc.


By: /s/ Michael G. Ferrel                     By: /s/ Howard J. Tytel
    -------------------------------              ----------------------------
    Name: Michael G. Ferrel                   Name:   Howard J. Tytel
    Title: President                          Title:  Executive Vice President